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                                                                   EXHIBIT 10.23

                   INTELLECTUAL PROPERTY AND LICENSE GRANTS


     THIS AGREEMENT is made effective as of March 29, 1996 between NEUROCRINE BIOSCIENCES, INC., a California corporation ("NBI"), and (NEUROCRINE BIOSCIENCES (CANADA) INC. ("NBCI"), a Canadian corporation and wholly-owned subsidiary of NBI. NBI and NBCI are each referred to herein by name or as "Party" or, together, as "Parties."


                                   RECITALS

     1. NBI has on-going research programs is various fields, including neurosteroid and neurocytokyne programs, and has developed certain technology in such fields, certain rights in respect of which have been transferred , assigned or licensed to NBCI, its wholly-owned subsidiary..

     2. NBI desires to grant NBCI certain license rights to utilize such technology in Canada for purposes of commercial exploitation in Canada as set forth herein.


                             ARTICLE 1 - DEFINITION

     1.1 "AFFILIATE" means an individual, trust, business trust , joint venture, partnership, corporation, association or any other entity which (directly or indirectly) is controlled by, controls or is under common control with a Party. For the purpose of this definition, the term "control" (including, with correlative meanings, the term "controlled by" and "under common control with") as used with respect to any Party, shall mean ownership of more than 50% of the voting interest.

     1.2 "COMPOUND" means, except as provided below, any composition of matter that (or, in the case of prodrugs, an active metabolite of which):

          (A) demonstrates suitable levels of activity in vitro within the Field to warrant further Research or Development as determined by NBI, in consultation with NBCI;

          (B) is discovered, identified, synthesized or acquired by or on behalf of NBI, and is recognized by NBI, in consultation with NBCI, to meet the conditions of paragraph 1.2(a) hereof, prior to or during the term of this Agreement; and

          (C) is designated by NBI, in consultation with NBCI, as a "Compound" hereunder by giving written notice thereof to NBCI.

     1.3 "CONTROL" means possession of the ability to grant a license of sublicense as provided herein without violating the terms of any agreement or other arrangements with any third party.
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     1.4  "DEVELOPMENT" means all work performed by or on behalf of NBCI or NBI, or an Affiliate thereof, involving pre-Phase I, Phase II or Phase III clinical trials of Compounds, in relation to a Field.

     1.5  "FDA" means the United States Food and Drug Administration.

     1.6 "FIELD" means [*] and (C) such other fields as may be mutually agreed to by the Parties

     1.7  "HPB" means the Canadian Health Protection Bureau.

     1.8 "IND" means an investigational new drug application filed with the FDA as more fully defined in 21 C.F.R. (S) 312.3 or with the HPB or its equivalent in any country.

     1.9 "NBI PATENT" means the rights granted by any governmental authority under a Patent with covers a method, apparatus, material or manufacture in the Field, which Patent is owned or Controlled by NBI during the term of this Agreement.

     1.10 "PATENT" means (A) valid and enforceable Letters Patent, including any extension, registration, confirmation, reissue, continuation, divisional, continuation in part, re-examination or renewal thereof and (B) pending applications for Letters Patents

     1.11 "PRODUCT" means any form or dosage of a composition of matter comprised of a Compound for pharmaceutical use in humans in the Field.

     1.12 "PHASE I" shall mean that portion of the FDA or HPB submission and approval process which provides for the first introduction into humans of a Product with the purchase of determining human toxicity, metabolism, absorption, elimination and other pharmacological action as more fully defined in respect of the FDA in 21 C.F.R. (S) 213.2(a).

     1.13 "PHASE II" means that portion of the FDA or HPB submission and approval process which provides for the initial trials of Product on a limited number of patients for the purposes of determining dose and evaluating safety and efficacy in the proposed therapeutic indication as more fully defined in respect of the FDA in 21 C.F.R. (S) 213.21(b).

     1.14 "PHASE III" means that portion of the FDA or HPB submission and approval process which provides for continued trials of a Product on sufficient numbers of patients to establish the safety and efficacy of a Product and generate pharmacoeconomics data to support regulatory approval in the proposed therapeutic indication as more fully defined in respect of the FDA in 21 C.F.R.
(S) 213.21(c).

                     [* CONFIDENTIAL TREATMENT REQUESTED]

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     1.15 "PRE-PHASE I" means that portion of the development program which starts with the selection of a compound for development by NBCI into a Product or the beginning of toxicological studies relating to such compound. Pre-Phase I includes, but is not limited to, toxicological, pharmacological and any other studies, the results of which are required for filing with an IND, as well as Product formulation and manufacturing development necessary to obtain the permission of regulatory authorities to begin and continue subsequent human clinical testing.

     1.16 "RESEARCH" means all work performed by or on behalf or NBCI or NBI, or an Affiliate thereof, directed towards or in connection with the discovery, identification and synthesis of Compounds.


             ARTICLE 2 - INTELLECTUAL PROPERTY AND LICENSE GRANTS

     2.1 OWNERSHIP OF INTELLECTUAL PROPERTY. As with respect to NBCI, NBI shall be the sole and exclusive owner, or exclusive licensee, as the case may be, of all rights to NBI Patents, NBI Know-How, and Compounds. NBCI shall have no rights to NBI Patents, NBI Know-How, Compounds or any other technology or intellectual property of NBI except as set forth in Sections 2.2 and 2.3 below.

     2.2 PATENT LICENSES. NBI grants to NBCI an exclusive paid-up license including the right to grant sublicenses, under NBI Patents and NBI Know-How, to carry out Research and Development in Canada only in the Field.

     2.3 PATENT LICENSES TO NBCI FOR PRODUCTS. NBI grants to NBCI an exclusive license under NBI Patents and NBI Know-How, with a right to grant sublicenses, to market, sell and have sold in Canada Products which are developed during the term of this Agreement by NBI or an Affiliate thereof or by a third party under contract with NBI or an Affiliate thereof and which are under the Control of NBI. The foregoing license shall extend only to marketing rights to such Products in Canada. No right or license is granted to NBCI to make or have made the Products in Canada or elsewhere.


                   ARTICLE 3 - COMMERCIALIZATION OBLIGATION

     In exchange for the license rights granted herein, NBCI agrees to use all reasonable commercial diligence to develop and commercialize or cause to be developed and comercialized, the Products for sale in Canada.


                                ARTICLE 4 -TERM

     This Agreement shall continue until terminated by mutual agreement of the parties.


                            ARTICLE 5 -MISCELLANEOUS

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     5.1  ASSIGNMENT.  Either Party may assign this Agreement or its rights hereunder to a party that succeeds to substantially all of the business or assets of such Party by reason of a merger or similar reorganization or the sale of substantially all of its business or assets. This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the Parties. Any assignment not in accordance with this Agreement shall be void.

     5.2 CONSENTS NOT UNREASONABLY WITHHOLD. Whenever provision is made in this Agreement for either Party to secure the consent or approval of the other, that consent or approval shall not unreasonably be withheld, and whenever in this Agreement provision is made for one Party to object to or disapprove a matter, such objection or disapproval shall not unreasonably be exercised.

     5.3 FORCE MAJEURE. Neither Party shall lose any rights hereunder or be liable to the other Party for damages or losses on account of failure of performance by the defaulting Party if the failure is occasioned by government action, war, fire, explosion, flood, strike, lockout, embargo, act of God, or any other similar cause beyond the control of the defaulting Party, provided that the Party claiming force majeure has exerted all reasonable efforts to avoid or remedy such force majeure; provided, however, that in no event shall a Party be required to settle any labor dispute or disturbance.

     5.4 FURTHER ACTIONS. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

     5.5 NO TRADEMARK RIGHTS. Except as otherwise provided herein, no right, express or implied, is granted under this Agreement to use in any manner the name "Neurocrine" or "NBI", or any other trade name or trademark of the other Party or its Affiliates in connection with the performance of the Agreement.

     5.6 NOTICES. All notices hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile transmission (receipt verified), mailed by registered or certified mail (Return receipt requested), postage prepaid, or sent by express courier service, to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice; provided, that notices of a change of address shall be effective only upon receipt thereof.

          If to NBCI,

          Addressed to:           Neurocrine Biosciences (Canada) Inc.
                                  Byers Casgrain
                                  1 Place Ville Marie
                                  Suite 3900
                                  Montreal, Quebec
                                  H3B 4M7
                                  Attention:  Paul F. Dingle
                                  Telephone:  514-878-8800
                                  Telecopy:   514-866-2241

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          With copy to:           Wilson Sonsini Goodrich & Rosati
                                  Professional Corporation
                                  650 Page Mill Road
                                  Palo Alto, California  94304-1050
                                  Attention:  Michael O'Donnell, Esq.
                                  Telephone:  415-493-9300
                                  Telecopy:   415-493-6811

          If to NBI:              Neurocrine Biosciences, Inc.
                                  3050 Science Park Road
                                  San Diego, California 92121-1102
                                  Attention:  President & CEO
                                  Telephone:  619-658-7600
                                  Telecopy:   619-658-7602


Each of the Parties consent to the personal jurisdiction of the U.S. Federal Courts and agree to accept any legal process served upon such Party at the addresses specified above for such Party.

     5.7 WAIVER. Except as specifically provided for herein, the waiver from time to time by either of the Parties of any of their rights or their failure to exercise any remedy shall not operate or be construed as a continuing waiver of same or of any other of such Party's rights or remedies provided in this Agreement.

     5.8 SEVERABILITY. If any term, covenant or condition of this Agreement or the application thereof to any Party or circumstance shall, to any extent, be held to be invalid or unenforceable, then (a) the remainder of this Agreement, or the application of such term, covenant or condition to Parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Agreement shall be valid and be enforced to the fullest extent permitted by law; and (b) the Parties covenant and agree to renegotiate any such term, covenant or application thereof in good faith in order to provide a reasonably acceptable alternative to the term, covenant or condition of this Agreement or the application thereof that is invalid or unenforceable, it being the intent of the Parties that the basic purposes of this Agreement are to be effectuated.

     5.9 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     5.10 ENTIRE AGREEMENT. This Agreement, sets forth all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties and supersede and terminate all prior agreements and understandings between the Parties in respect of the subject matter hereof and thereof. There are no covenants, promises, agreements, warranties, representations,

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conditions or understandings, either oral or written, between the Parties other than as set forth herein and therein. No subsequent alteration, amendment, change of addition to this Agreement shall be binding upon the Parties unless reduced to writing and signed by the respective authorized officers of the Parties.

     5.11 RELATIONSHIP OF PARTIES. Nothing herein shall be construed to create any relationship of employer and employee, agent and principal, partnership or joint venture between the Parties. Each Party is an independent contractor. Neither party shall assume, either directly or indirectly, any liability of or for the other Party. Neither Party shall have the authority to bind or obligate the other Party and neither Party shall represent that it has such authority.

     5.12 LIMITED LIABILITY. Neither Party shall be liable to the other Party under any contract, negligence, strict liability or other legal or equitable theory for any incidental or consequential damages for failure to perform hereunder.

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     IN WITNESS WHEREOF, the Parties have executed this Agreement by their proper officers as of the date and year first above written



                              NEUROCRINE BIOSCIENCES INC.



                              By:             /s/ Paul W. Hawran
                                   -----------------------------------------


                              Title          Senior V.P. & C.F.O.
                                     ---------------------------------------



                              NEUROCRINE BIOSCIENCES (CANADA) INC.



                              By:             /s/ Paul W. Hawran
                                   -----------------------------------------


                              Title              V.P. & C.F.O.
                                     ---------------------------------------

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